Exhibit 99.1

Iconix Brand Group, Inc. Announces Hiring Of Robert Galvin As CEO

NEW YORK, Oct. 15, 2018 /PRNewswire/ —

•	Mr. Galvin will become CEO effective today, October 15, 2018
•	Peter Cuneo transitioning to Executive Chairman

The Board of Directors of Iconix Brand Group, Inc. (Nasdaq: ICON) (“Iconix” or the “Company”) today announced that Robert Galvin has been appointed Chief Executive Officer, President and a member of the Board of Directors of the Company effective October 15, 2018.

Mr. Galvin is a proven executive with almost 30 years of experience leading and turning around global brands. He was most recently Chairman of Cherokee Inc., and has served as Chief Operating Officer and European President of Sports Brands International Ltd., Chief Executive Officer of Elie Tahari, Ltd. and President of Camuto Group. In these roles Mr. Galvin has had extensive experience managing global brand licensing activities for these companies. In addition, Mr. Galvin was instrumental in the refinancing of material indebtedness and cost restructurings at Cherokee and SBI.

Mr. Galvin served as an Executive Vice President and Chief Financial Officer of Nine West Group Inc., has been an independent director of Bebe Stores and is currently an independent director of Big 5 Sporting Goods Corp and Trans World Entertainment. He also currently serves as an independent director of Lands’ End, which he joined in 2014.

Mr. Galvin is a graduate of Fairfield University and holds an MBA from the Stern School of Business at NYU.

“Our Board is extremely pleased that Bob has joined Iconix. We believe that his past leadership experiences in our industry bode well for Iconix. He will hit the ground running. Bob has also been very successful when faced with particularly fluid situations. His unique skills in this regard make him a good match to the current challenges facing Iconix. He is an adept problem solver. I look forward to working with Bob in the future,” said Interim CEO and Chairman of the Board of Iconix, Peter Cuneo.

Said Mr. Galvin, “I am pleased to assume leadership of Iconix Brand Group. Iconix maintains a prestigious portfolio of brands and known stature in the industry. I will be working closely with all of our partners and our leadership team to broaden our presence and position our brands to maximize their potential.”

Inducement Equity Grants

As an inducement to accept his appointment with the Company, Mr. Galvin will be granted a number of restricted stock units equal to the number of the Company’s common shares with a fair market value on the date of grant of $500,000 (the “RSUs”), and a number of performance stock units equal to the number of the Company’s common shares with a fair market value on the date of grant of $500,000 (the “PSUs”).

One-third of the RSUs are vested on the date of grant, with the remaining two-thirds of the RSUs to vest on October 15, 2019, subject to Mr. Galvin’s continued employment with the Company through the vesting date; provided that, if Mr. Galvin’s employment terminates for any reason before such vesting date, then all of the RSUs (whether or not then vested) will be forfeited immediately for no consideration; provided that in the event of a termination by the Company without cause and unrelated to the Company’s or the Mr. Galvin’s performance, all unvested RSUs shall vest (and be settled) on the first anniversary of the grant date. Any vested RSUs will be distributed to Mr. Galvin in shares of the Company’s common stock within 15 days after the applicable vesting date. Mr. Galvin has a right to receive dividend equivalents in respect of the RSUs, which will be subject to the same vesting and other restrictions applicable to the underlying RSUs.

The PSUs are eligible to vest at the end of a three-year performance period beginning on October 15, 2018 and ending on October 15, 2021, based on the percentile ranking of the Company’s total shareholder return (“TSR”) relative to the TSRs of its peer companies for such performance period, with 100% of the PSUs to vest if the Company’s TSR ranks 75% or higher, 50% of the PSUs to vest if the Company’s TSR ranks 50%, and 25% of the PSUs to vest if the Company’s TSR ranks 35% (it being the minimum threshold), with vesting on linear interpolation between 35% and 50% and between 50% and 75% achievement, in all events, subject to Mr. Galvin’s continued employment with the Company; provided that, if Mr. Galvin’s employment is terminated by the Company without “cause” (and not due to his death or disability) or by him for “good reason” (each such term as defined in his employment agreement with the Company), then he will remain eligible to vest in the pro rata number of the PSUs, based on the percentage of the performance period during which he was employed by the Company, provided that the applicable TSR ranking is achieved on the termination date as if the termination date had been the last day of the performance period. Any such pro rata number of PSUs will become vested at the end of the performance period, subject to Mr. Galvin’s continued compliance with certain restrictive covenants.

In the event of a change in control of the Company occurring prior to the last day of the performance period, any outstanding and unvested PSUs will be converted to a number of restricted stock units equal to the number of PSUs that would have vested on the date of such change in control based on the Company’s TSR ranking described above if such change in control had been the last day of the performance period, and any such restricted stock units will vest on the last day of the performance period, subject to Mr. Galvin’s continued employment with the Company and his continued compliance with certain restrictive covenants; provided that, if the PSU award is not assumed, substituted or otherwise continued in a change in control, then such restricted stock units will vest immediately upon such change in control; provided, further, that, if Mr. Galvin’s employment is terminated by the Company without cause (and not due to his death or disability) or by him for good reason, in any case, within 18 months after a change in control of the Company, then any outstanding restricted stock units into which the PSUs have converted will vest immediately on the termination date (subject to Mr. Galvin’s continued compliance with certain restrictive covenants). Any PSUs that remain unvested as of the last day of the performance period will be forfeited immediately for no consideration. Any vested PSUs will generally be distributed to Mr. Galvin promptly after the end of the performance period (or, if applicable, the date of termination of his employment). Mr. Galvin has a right to receive dividend equivalents in respect of the PSUs, which will be subject to the same vesting and other restrictions that apply to the underlying PSUs.

The RSUs and PSUs described above are being granted as a material inducement to Mr. Galvin entering into employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4), and are subject to the terms and conditions of the applicable award agreements.

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a portfolio of consumer brands including: CANDIE’S ®, BONGO ®, JOE BOXER ®, RAMPAGE ®, MUDD ®, MOSSIMO ®, LONDON FOG ®, OCEAN PACIFIC ®, DANSKIN ®, ROCAWEAR ®, CANNON ®, ROYAL VELVET ®, FIELDCREST ®, CHARISMA ®, STARTER ®, WAVERLY ®, ZOO YORK ®, UMBRO ®, LEE COOPER ®, ECKO UNLTD. ®, MARC ECKO ®, ARTFUL DODGER ®, and HYDRAULIC®. In addition, Iconix owns interests in the MATERIAL GIRL ®, ED HARDY ®, TRUTH OR DARE ®, MODERN AMUSEMENT ®, BUFFALO ® and PONY ® brands. The Company licenses its brands to a network of retailers and manufacturers. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. These statements are based on the Company’s beliefs and assumptions, which in turn are based on information available as of the date of this press release. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability of the Company’s licensees to maintain their license agreements or to produce and market products bearing the Company’s brand names, the Company’s ability to retain and negotiate favorable licenses, the Company’s ability to meet its outstanding debt obligations and the events and risks referenced in the sections titled “Risk Factors” in the Company’s Annual Report on Form 10K for the year ended December 31, 2017 and subsequent Quarterly Reports on Form 10Q and in other documents filed or furnished with the Securities and Exchange Commission. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements are made only as of the date hereof and the Company undertakes no obligation to update or revise publicly any forward-looking statements, except as required by law.

Media contact:

David K. Jones

Executive Vice President and Chief Financial Officer

Iconix Brand Group, Inc.

djones@iconixbrand.com

212-730-0030